Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
February 11, 2013

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS 2012 NET OPERATING INCOME BEFORE INCOME TAXES OF $383 MILLION, OR $1.16 PER DILUTED SHARE, AND NET EARNINGS OF $1,136 MILLION, OR $3.44 PER DILUTED SHARE

Bethesda, MD - February 11, 2013 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) before income taxes for the quarter and year ended December 31, 2012 of $115 million, or $0.36 per diluted share, and $383 million, or $1.16 per diluted share, respectively. NOI after income taxes for the quarter and year ended December 31, 2012 was $83 million, or $0.26 per diluted share, and $397 million, or $1.20 per diluted share, respectively. Net earnings for the quarter and year ended December 31, 2012 were $123 million, or $0.38 per diluted share, and $1,136 million, or $3.44 per diluted share, respectively. As of December 31, 2012, net asset value (“NAV”) per share was $17.84, a 10% annualized, or $0.45 per share, increase from the September 30, 2012 NAV per share of $17.39 and a 29%, or $3.97 per share, increase from the December 31, 2011 NAV per share of $13.87.

2012 FINANCIAL SUMMARY

•	$1.16 NOI before income taxes per diluted share, or $383 million

✓	$80 million increase over 2011

✓	$1.20 NOI after income taxes per diluted share, or $397 million

•	$0.38 net realized earnings per diluted share, or $124 million

✓	$14 million decline from 2011

•	$3.06 net unrealized appreciation per diluted share, or $1,012 million

✓	$176 million increase over 2011

•	$3.44 net earnings per diluted share, or $1,136 million

✓	22% annual return on average shareholders' equity

✓	$162 million increase over 2011

•	$1,498 million of cash proceeds from realizations

•	$487 million of securitized debt repaid

•	34.8 million shares of American Capital common stock repurchased, totaling $362 million

✓	$10.39 average price per share

✓	$0.77 accretive to NAV per share

•	$17.84 NAV per share

✓	$3.97 per share, or 29%, increase over Q4 2011

American Capital, Ltd.
February 11, 2013

Q4 2012 FINANCIAL SUMMARY

•	$0.36 NOI before income taxes per diluted share, or $115 million

✓	$31 million increase over Q4 2011

✓	$0.26 NOI after income taxes per diluted share, or $83 million

•	$0.31 net realized earnings per diluted share, or $98 million

✓	$39 million decline from Q4 2011

•	$0.08 net unrealized appreciation per diluted share, or $25 million

✓	$432 million decline from Q4 2011

•	$0.38 net earnings per diluted share, or $123 million

✓	9% annualized return on average shareholders' equity

✓	$471 million decline from Q4 2011

•	$634 million of cash proceeds from realizations

•	$28 million of securitized debt repaid

•	8.8 million shares of American Capital common stock repurchased, totaling $103 million

✓	$11.72 average price per share

✓	$0.18 accretive to NAV per share

•	$17.84 NAV per share

✓	$0.45 per share, or 10% annualized, increase over Q3 2012

•	S&P credit rating upgraded from B to B+

“The fourth quarter of 2012 capped an excellent year for American Capital,” said Malon Wilkus, Chairman and Chief Executive Officer. “For the year, NOI totaled $397 million, American Capital Asset Management appreciated $329 million, previously depreciated assets recovered approximately $325 million of net value, and the net value of our remaining portfolio of private finance companies grew by approximately $75 million, resulting in $1.1 billion in net earnings. These earnings were 14% higher than our prior best in 2010. Our NAV grew $3.97 per share to $17.84 per share as of December 31, 2012, increasing an impressive 29% for the year. We also originated $719 million of new investments, which we believe will generate attractive returns for our shareholders. Additionally, our highly accretive stock repurchase program continues to be an important enhancement to shareholder value.”

PORTFOLIO VALUATION
For the quarter ended December 31, 2012, net unrealized appreciation, before income taxes, totaled $61 million. The primary components of the net unrealized appreciation were:

•	$50 million net unrealized appreciation in American Capital's investment in European Capital, primarily due to a strengthening of the Euro and an increase in the NAV of European Capital.
✓ The Company's equity investment in European Capital was valued at $700 million as of December 31, 2012, or 75% of NAV, compared to $651 million as of September 30, 2012, or 75% of NAV;

•	$5 million net unrealized appreciation from American Capital's structured products investments, generally as a result of improved projected cash flows; and

•	$2 million net unrealized appreciation from American Capital's private finance portfolio.

“In 2012, we experienced $1.5 billion of liquidity in our portfolio at excellent valuations which coupled with our cash flows from operations allowed us to continue to execute on our balance sheet management strategies,” said John Erickson, Chief Financial Officer. “With net debt of $304 million compared to equity of $5,429 million, our balance sheet is outstanding. In fact, our net debt is now about the amount of the liquidity we generate on average in a quarter. Looking forward to 2013, we believe that our liquidity can be invested in new assets at attractive returns and in repurchasing our shares.  We remain laser focused on maximizing shareholder value.”

American Capital, Ltd.
February 11, 2013

PORTFOLIO REALIZATIONS AND PERFORMANCE
In the fourth quarter of 2012, $634 million of cash proceeds were received from realizations of portfolio investments. American Capital made $527 million in new committed investments during the quarter. The weighted average effective interest rate on American Capital's debt investments as of December 31, 2012 was 11.4%, 30 basis points higher than the September 30, 2012 rate of 11.1% and 70 basis points higher than the December 31, 2011 rate of 10.7%. As of December 31, 2012, loans with a fair value of $177 million were on non-accrual, representing 9.0% of total loans at fair value, compared to $252 million fair value of non-accrual loans, or 12.5% of total loans at fair value as of September 30, 2012. The $75 million decrease in the fair value of loans on non-accrual was generally driven by loans removed from non-accrual status as a result of improved company performance.

“We are extremely pleased with the two One Stop Buyouts® and six new Sponsor Finance investments we completed during the fourth quarter of 2012,” said Darin Winn, Senior Vice President and Senior Managing Director.  “Collectively, we committed more than a half a billion dollars in the fourth quarter of 2012. We believe that our two One Stop Buyouts® are synergistic with our existing Health Care Products and Services segment and energy investments and we will continue to seek One Stop Buyouts® in 2013.”

STOCK REPURCHASE AND DIVIDEND PROGRAM
During the third quarter of 2011, American Capital's Board of Directors adopted a program that may provide for repurchases of shares or dividend payments through December 31, 2013. Under the program, American Capital will consider quarterly setting an amount to be utilized for stock repurchases or dividends.  Generally, the amount may be utilized for repurchases if the price of American Capital's common stock represents a discount to the NAV of its shares, and the amount may be utilized for the payment of cash dividends if the price of American Capital's common stock represents a premium to the NAV of its shares.

In determining the quarterly amount for repurchases or dividends, the Company's Board will be guided by the Company's cumulative net cash provided by operating activities in the prior quarter and since the beginning of 2012, cumulative repurchases or dividends, cash on hand, debt service considerations, investment plans, forecasts of financial liquidity and economic conditions, operational issues and the then current trading price of American Capital stock.

The repurchase and dividend program may be suspended, terminated or modified at any time for any reason.  The program does not obligate American Capital to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases. During the fourth quarter of 2012, American Capital made open market purchases of 8.8 million shares, or $103 million, of American Capital common stock at an average price of $11.72 per share. Since the inception of the program, American Capital has made open market purchases of 52.4 million shares, or $495 million, of American Capital common stock at an average price of $9.46 per share.

American Capital, Ltd.
February 11, 2013

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2012 and 2011
(in millions, except per share amounts)

			2012 Versus 2011
	2012	2011	$	%
	(unaudited)
Assets
Investments at fair value (cost of $5,842 and $6,739, respectively)	$5,265	$5,130	$135	3%
Cash and cash equivalents	331	204	127	62%
Restricted cash and cash equivalents	140	80	60	75%
Interest receivable	17	24	(7)	(29%)
Deferred tax asset, net	455	428	27	6%
Derivative agreements at fair value	11	10	1	10%
Other	100	85	15	18%
Total assets	$6,319	$5,961	$358	6%

Liabilities and Shareholders' Equity
Debt	$775	$1,251	$(476)	(38%)
Derivative agreements at fair value	38	99	(61)	(62%)
Other	77	48	29	60%
Total liabilities	890	1,398	(508)	(36%)

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 310.1 and 336.4 issued and 304.4 and 329.1 outstanding, respectively	3	3	—	—
Capital in excess of par value	6,783	7,053	(270)	(4%)
Distributions in excess of net realized earnings	(875)	(999)	124	12%
Net unrealized depreciation of investments	(482)	(1,494)	1,012	68%
Total shareholders' equity	5,429	4,563	866	19%
Total liabilities and shareholders' equity	$6,319	$5,961	$358	6%

NAV per common share outstanding	$17.84	$13.87	$3.97	29%

American Capital, Ltd.
February 11, 2013

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months and Fiscal Years Ended December 31, 2012 and 2011
(in millions, except per share data)

			Three Months Ended				Fiscal Year Ended
	Three Months Ended		December 31,		Fiscal Year Ended		December 31,
	December 31,		2012 Versus 2011		December 31,		2012 Versus 2011
	2012	2011	$	%	2012	2011	$	%
	(unaudited)	(unaudited)			(unaudited)

OPERATING REVENUE
Interest and dividend income	$157	$149	$8	5%	$586	$543	$43	8%
Fee income	23	11	12	109%	60	48	12	25%
Total operating revenue	180	160	20	13%	646	591	55	9%

OPERATING EXPENSES
Interest	12	21	(9)	(43%)	59	90	(31)	(34%)
Salaries, benefits and stock-based compensation	40	36	4	11%	148	143	5	3%
General and administrative	13	19	(6)	(32%)	56	55	1	2%
Total operating expenses	65	76	(11)	(14%)	263	288	(25)	(9%)

NET OPERATING INCOME BEFORE INCOME TAXES	115	84	31	37%	383	303	80	26%

Tax (provision) benefit	(32)	145	(177)	NM	14	145	(131)	(90%)
NET OPERATING INCOME	83	229	(146)	(64%)	397	448	(51)	(11%)

Loss on extinguishment of debt, net of tax	—	—	—	—	(3)	—	(3)	(100%)

Net realized gain (loss)
Portfolio company investments	9	(154)	163	NM	(271)	(335)	64	19%
Foreign currency transactions	—	—	—	—	1	—	1	100%
Derivative agreements	(3)	(13)	10	77%	(87)	(50)	(37)	(74%)
Tax benefit	9	75	(66)	(88%)	87	75	12	16%
Total net realized gain (loss)	15	(92)	107	NM	(270)	(310)	40	13%

NET REALIZED EARNINGS	98	137	(39)	(28%)	124	138	(14)	(10%)

Net unrealized appreciation (depreciation)
Portfolio company investments	22	309	(287)	(93%)	1,005	646	359	56%
Foreign currency translation	36	(65)	101	NM	27	(31)	58	NM
Derivative agreements	3	5	(2)	(40%)	62	13	49	377%
Tax (provision) benefit	(36)	208	(244)	NM	(82)	208	(290)	NM
Total net unrealized appreciation	25	457	(432)	(95%)	1,012	836	176	21%

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ("NET EARNINGS")	$123	$594	$(471)	(79%)	$1,136	$974	$162	17%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.27	$0.68	$(0.41)	(60%)	$1.24	$1.30	$(0.06)	(5%)
Diluted	$0.26	$0.67	$(0.41)	(61%)	$1.20	$1.26	$(0.06)	(5%)

NET REALIZED EARNINGS PER COMMON SHARE
Basic	$0.32	$0.41	$(0.09)	(22%)	$0.39	$0.40	$(0.01)	(3%)
Diluted	$0.31	$0.40	$(0.09)	(23%)	$0.38	$0.39	$(0.01)	(3%)

NET EARNINGS PER COMMON SHARE
Basic	$0.40	$1.76	$(1.36)	(77%)	$3.55	$2.83	$0.72	25%
Diluted	$0.38	$1.73	$(1.35)	(78%)	$3.44	$2.74	$0.70	26%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	309.7	337.1	(27.4)	(8%)	320.3	343.9	(23.6)	(7%)
Diluted	320.7	343.9	(23.2)	(7%)	330.3	355.3	(25.0)	(7%)
______________________________
NM = Not meaningful

American Capital, Ltd.
February 11, 2013

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended December 31, 2012 and September 30, 2012 and Fiscal Years Ended December 31, 2012 and 2011
(in millions, except per share data)
(unaudited)

			Q4 2012 Versus Q3 2012				2012 Versus 2011
	Q4 2012	Q3 2012	$	%	2012	2011	$	%

Assets Under Management
American Capital Assets at Fair Value	$6,319	$6,266	$53	1%	$6,319	$5,961	$358	6%
Third-Party Assets at Fair Value(1)	110,481	112,083	(1,602)	(1%)	110,481	62,168	48,313	78%
Total	$116,800	$118,349	$(1,549)	(1%)	$116,800	$68,129	$48,671	71%

Third-Party Earning Assets Under Management(2)	$12,381	$12,359	$22	—	$12,381	$7,593	$4,788	63%
Total Earning Assets Under Management(3)	$18,642	$18,567	$75	—	$18,642	$13,496	$5,146	38%

New Investments
Senior Debt	$349	$—	$349	100%	$417	$184	$233	127%
Mezzanine Debt	27	—	27	100%	56	57	(1)	(2%)
Preferred Equity	79	6	73	NM	87	15	72	480%
Common Equity	63	—	63	100%	149	59	90	153%
Equity Warrants	—	—	—	—	1	1	—	—
Structured Products	9	—	9	100%	9	1	8	800%
Total	$527	$6	$521	NM	$719	$317	$402	127%

Financing for Private Equity Buyouts	$87	$—	$87	100%	$109	$25	$84	336%
Investments in Managed Funds	50	—	50	100%	50	137	(87)	(64%)
One Stop Buyouts®	301	—	301	100%	301	1	300	NM
Direct and Other Investments	—	—	—	—	—	15	(15)	(100%)
Structured Products	9	—	9	100%	9	—	9	100%
Add-on Investment in American Capital Asset Management, LLC	30	—	30	100%	116	11	105	955%
Add-on Financing for Growth and Working Capital	6	—	6	100%	22	4	18	450%
Add-on Financing for Working Capital in Distressed Situations	5	—	5	100%	22	35	(13)	(37%)
Add-on Financing for Acquisitions	10	6	4	67%	19	58	(39)	(67%)
Add-on Financing for Recapitalizations, not Including Distressed Investments	29	—	29	100%	71	27	44	163%
Add-on Financing for Purchase of Debt of a Portfolio Company	—	—	—	—	—	4	(4)	(100%)
Total	$527	$6	$521	NM	$719	$317	$402	127%

Realizations
Sale of Equity Investments	$129	$56	$73	130%	$274	$394	$(120)	(30%)
Principal Prepayments	403	24	379	NM	938	510	428	84%
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted Original Issue Discounts	93	42	51	121%	242	108	134	124%
Scheduled Principal Amortization	6	14	(8)	(57%)	41	38	3	8%
Loan Syndications and Sales	3	—	3	100%	3	16	(13)	(81%)
Total	$634	$136	$498	366%	$1,498	$1,066	$432	41%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$33	$10	$23	230%	$66	$158	$(92)	(58%)
Gross Realized Loss	(24)	(5)	(19)	(380%)	(337)	(493)	156	32%
Portfolio Net Realized Gain (Loss)	9	5	4	80%	(271)	(335)	64	19%
Foreign Currency Transactions	—	—	—	—	1	—	1	100%
Derivative Agreements	(3)	(5)	2	40%	(87)	(50)	(37)	(74%)
Tax Benefit	9	4	5	125%	87	75	12	16%
Net Realized Gain (Loss)	15	4	11	275%	(270)	(310)	40	13%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	103	152	(49)	(32%)	412	403	9	2%
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(101)	(111)	10	9%	(218)	(428)	210	49%
Net Unrealized Appreciation (Depreciation) of Private Finance Portfolio Investments	2	41	(39)	(95%)	194	(25)	219	NM

American Capital, Ltd.
February 11, 2013

Unrealized Appreciation (Depreciation) of European Capital Investment	31	65	(34)	(52%)	146	(34)	180	NM
Unrealized (Depreciation) Appreciation of European Capital Foreign Currency Translation	(16)	(15)	(1)	(7%)	(19)	3	(22)	NM
Unrealized Appreciation of American Capital Asset Management, LLC	—	1	(1)	(100%)	329	280	49	18%
Unrealized Appreciation (Depreciation) of American Capital Mortgage Investment Corp.	—	—	—	—	12	(5)	17	NM
Net Unrealized Appreciation of Structured Products	5	20	(15)	(75%)	47	52	(5)	(10%)
Reversal of Prior Period Net Unrealized (Appreciation) Depreciation Upon Realization	—	(3)	3	100%	296	375	(79)	(21%)
Net Unrealized Appreciation of Portfolio Company Investments	22	109	(87)	(80%)	1,005	646	359	56%
Foreign Currency Translation - European Capital	35	27	8	30%	26	(29)	55	NM
Foreign Currency Translation - Other	1	2	(1)	(50%)	1	(2)	3	NM
Derivative Agreements	3	6	(3)	(50%)	7	8	(1)	(13%)
Reversal of Prior Period Net Unrealized Depreciation Upon Realization of Terminated Swaps	—	—	—	—	55	5	50	NM
Tax (Provision) Benefit	(36)	(20)	(16)	(80%)	(82)	208	(290)	NM
Net Unrealized Appreciation of Investments	25	124	(99)	(80%)	1,012	836	176	21%

Net Gains, Losses, Appreciation and Depreciation	$40	$128	$(88)	(69%)	$742	$526	$216	41%

Other Financial Data
NAV per Share	$17.84	$17.39	$0.45	3%	$17.84	$13.87	$3.97	29%
Debt at Cost	$775	$803	$(28)	(3%)	$775	$1,251	$(476)	(38%)
Debt at Fair Value	$781	$797	$(16)	(2%)	$781	$1,210	$(429)	(35%)
Market Capitalization	$3,659	$3,509	$150	4%	$3,659	$2,215	$1,444	65%
Total Enterprise Value(4)	$4,103	$4,008	$95	2%	$4,103	$3,262	$841	26%
Asset Coverage Ratio	801%	769%			801%	465%
Debt to Equity Ratio	0.1x	0.1x			0.1x	0.3x
Credit Quality
Weighted Average Effective Interest Rate on Private Finance Debt Investments at Period End	11.4%	11.1%			11.4%	10.7%
Loans on Non-Accrual at Cost	$260	$370	$(110)	(30%)	$260	$419	$(159)	(38%)
Loans on Non-Accrual at Fair Value	$177	$252	$(75)	(30%)	$177	$219	$(42)	(19%)
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	12.9%	17.4%			12.9%	15.3%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	9.0%	12.5%			9.0%	8.7%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	68.1%	68.1%			68.1%	52.3%
Past Due Loans at Cost	$54	$9	$45	500%	$54	$22	$32	145%
Debt to Equity Conversions at Cost	$—	$2	$(2)	(100%)	$60	$153	$(93)	(61%)
Return on Average Equity
LTM Net Operating Income Return on Average Shareholders' Equity	7.7%	11.1%			7.7%	10.7%
LTM Net Realized Earnings Return on Average Shareholders' Equity	2.5%	3.5%			2.5%	3.3%
LTM Net Earnings Return on Average Shareholders' Equity	22.1%	33.0%			22.1%	23.3%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	6.1%	5.3%			6.1%	21.4%
Current Quarter Annualized Net Realized Earnings Return on Average Shareholders' Equity	7.3%	5.7%			7.3%	12.8%
Current Quarter Annualized Net Earnings Return on Average Shareholders' Equity	9.1%	14.7%			9.1%	55.4%
______________________________
NM = Not meaningful

(1)
Includes total assets of American Capital Agency Corp., American Capital Mortgage Investment Corp., European Capital, American Capital Equity I, American Capital Equity II, ACAS CLO 2007-1 and ACAS CLO 2012-1, less American Capital's investment in the funds.

(2)	Represents third-party earning assets under management from which the associated base management fees are calculated.

(3)
Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4)	Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

American Capital, Ltd.
February 11, 2013

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited) Aggregate	Pre- 2001	2001	2002	2003	2004	2005	2006	2007	2008	2011	2012	Pre-2001 - 2012 Static Pools Aggregate
IRR at Fair Value of All Investments(2)	8.1%	18.1%	7.6%	20.4%	13.6%	12.7%	10.8%	(3.0%)	7.9%	23.5%	NM	8.8%
IRR of Exited Investments(3)	9.2%	18.6%	9.7%	20.0%	15.8%	22.1%	8.4%	(5.2%)	3.7%	32.5%	NM	10.2%
IRR at Fair Value of Equity Investments Only(2)(4)(5)	6.2%	46.4%	11.2%	27.6%	26.2%	11.5%	14.9%	(7.5%)	19.8%	30.8%	NM	11.1%
IRR of Exited Equity Investments Only(3)(4)(5)	10.9%	46.4%	21.4%	36.7%	45.8%	50.2%	11.5%	9.5%	35.3%	35.1%	N/A	26.6%
IRR at Fair Value of All One Stop Buyout® Investments(2)	1.9%	17.1%	9.9%	18.9%	16.0%	28.4%	13.0%	2.7%	15.4%	—%	NM	13.7%
IRR at Fair Value of Current One Stop Buyout® Investments(2)	10.0%	N/A	(2.6%)	17.6%	5.6%	24.3%	11.9%	0.4%	15.5%	—%	NM	11.3%
IRR of Exited One Stop Buyout® Investments(3)	1.4%	17.1%	14.7%	16.3%	21.4%	30.8%	11.9%	14.8%	13.9%	N/A	N/A	15.2%
Committed Investments(7)	$1,065	$376	$966	$1,437	$2,267	$4,943	$5,297	$7,501	$1,045	$137	$419	$25,453
Total Exits and Prepayments of Committed Investments(7)	$999	$367	$836	$1,267	$2,081	$2,611	$4,384	$5,275	$503	$50	$2	$18,375
Total Interest, Dividends and Fees Collected	$400	$143	$344	$448	$702	$1,259	$1,375	$1,358	$355	$19	$12	$6,415
Total Net Realized (Loss) Gain on Investments	$(135)	$(23)	$(118)	$143	$18	$375	$(305)	$(1,137)	$(104)	$10	$—	$(1,276)
Current Cost of Investments	$75	$4	$110	$166	$218	$2,038	$682	$1,850	$355	$60	$284	$5,842
Current Fair Value of Investments	$27	$—	$62	$343	$145	$2,147	$792	$1,096	$320	$61	$272	$5,265
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.5%	—%	1.2%	6.5%	2.7%	40.8%	15.0%	20.8%	6.1%	1.2%	5.2%	100.0%
Net Unrealized (Depreciation) Appreciation	$(48)	$(4)	$(48)	$177	$(73)	$109	$110	$(754)	$(35)	$1	$(12)	$(577)
Non-Accruing Loans at Cost	$—	$—	$47	$—	$10	$58	$48	$75	$22	$—	$—	$260
Non-Accruing Loans at Fair Value	$—	$—	$22	$—	$6	$53	$16	$49	$31	$—	$—	$177
Equity Interest at Fair Value(4)	$—	$—	$—	$305	$82	$1,743	$411	$348	$96	$5	$71	$3,061
Debt to Adjusted EBITDA(8)(9)(12)(13)(16)	6.5	N/A	13.2	2.8	3.4	1.8	4.5	6.4	6.4	5.1	4.6	4.3
Interest Coverage(10)(12)(13)(16)	1.9	N/A	1.2	3.4	3.9	0.9	2.7	1.9	2.3	1.9	3.0	1.9
Debt Service Coverage(11)(12)(13)(16)	1.8	N/A	1.2	3.1	3.5	0.6	1.7	1.7	2.1	1.6	2.4	1.5
Average Age of Companies(13)(16)	43 yrs	N/A	29 yrs	41 yrs	40 yrs	17 yrs	37 yrs	29 yrs	19 yrs	26 yrs	19 yrs	26 yrs
Diluted Ownership Percentage(4)(17)	62%	—%	—%	56%	73%	49%	48%	61%	58%	26%	90%	53%
Average Revenue(13)(14)(16)	$48	$—	$42	$220	$47	$162	$154	$189	$87	$168	$190	$162
Average Adjusted EBITDA(8)(13)(16)	$5	$—	$8	$48	$13	$65	$41	$32	$21	$45	$47	$44
Total Revenue(13)(14)	$81	$225	$78	$1,513	$243	$1,319	$3,043	$4,553	$1,209	$354	$2,913	$15,531
Total Adjusted EBITDA(8)(13)	$7	$2	$10	$204	$40	$296	$431	$628	$213	$108	$576	$2,515
% of Senior Loans(12)(13)(15)	75%	—%	77%	—%	39%	32%	31%	51%	29%	27%	69%	43%
% of Loans with Lien(12)(13)(15)	100%	—%	100%	100%	100%	84%	90%	85%	67%	27%	100%	67%

Majority Owned Portfolio Companies (“MOPC”)(6)	Pre-2001 - 2012 Static Pools Aggregate
Total Number of MOPC	45
Total Revenue(14)	$3,299
Total Gross Profit(14)	$1,691
Total Adjusted EBITDA(8)	$768

Total Capital Expenditures(14)	$118
Total Current ACAS Investment in MOPC at Fair Value	$3,384
Total Current ACAS Investment in MOPC at Cost Basis	$3,178
Total Current ACAS Debt Investment in MOPC at Fair Value	$1,207
Total Current ACAS Debt Investment in MOPC at Cost Basis	$1,260
Diluted Ownership Percentage of ACAS in MOPC(17)	72%

Total Cash(18)	$212
Total Assets(18)	$4,506
Total Debt(18)	$3,895
Total Third-party Debt at Cost(18)	$2,164
Total Shareholders' Equity(18)(19)	$3,075
———————
NM = Not Meaningful

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.

2)	Assumes investments are exited at current fair value.

3)	Includes fully exited investments of existing portfolio companies.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
MOPC investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Excludes our investment in European Capital.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)
Debt, which represents the debt and other liabilities senior to ACAS and the total of ACAS's debt in each portfolio company's debt capitalization, divided by Adjusted EBITDA. For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)
Adjusted EBITDA divided by the total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate as a result of a new debt capital structure, the forecasted twelve months.

11)
Adjusted EBITDA divided by the total scheduled principal amortization and total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate, the forecasted twelve months.

12)	Excludes investments in which we own only equity.

13)	Excludes investments in Structured Products and managed funds.

14)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

15)	As a percentage of our total debt investments.

16)	Weighted average based on fair value.

17)	Weighted average based on fair value of equity investments.

18)	As of the most recent month end available.

19)	Calculated as the estimated enterprise value of the MOPC less the cost basis of any outstanding debt of the MOPC.

American Capital, Ltd.
February 11, 2013

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on February 11, 2013 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call. Callers who do not plan on asking a question and have access to the internet are asked to utilize the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q4 2012 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on February 11, 2013. In addition, there will be a phone recording available from 2:00 pm ET February 11, 2013 until 9:00 am ET February 26, 2013. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10024416.

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $18.6 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $117 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC) with approximately $10 billion market capitalization and American Capital Mortgage Investment Corp. (NASDAQ: MTGE) with approximately $850 million market capitalization. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company's subsequent periodic filings. Copies are available on the SEC's website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.